                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934

                     Date of report:   October 24, 1997


                       Columbia Banking System, Inc.
                       -----------------------------
            (Exact name of registrant as specified in its charter)

                                 Washington
                                 ----------
                (State or other jurisdiction of incorporation)


            0-20288                           91-1422237
     ----------------------       --------------------------------
    (Commission File Number)      (IRS Employer Identification No.)


                            1102 Broadway Plaza
                             Tacoma, WA   98402
            (Address of principal executive offices) (Zip Code)

                              (253) 305-1900
             Registrant's telephone number, including area code

                                  FORM 8-K

                         COLUMBIA BANKING SYSTEM, INC.
                              Tacoma, Washington

                             October 24, 1997


Item 5.  Other Events
---------------------

    On October 23, 1997, Columbia Banking System, Inc. ("CBSI") announced that its Chairman and Chief Executive Offcier, Mr. A.G. Espe, is in serious condition at Swedish Hospital, Seattle, Washington, and that Mr. W.W. Philip, CBSI's President and Chief Operating Officer, has assumed the position of Vice Chairman in Mr. Espe's absence.

Also, on October 23, 1997, CBSI announced its third quarter earnings.

Copies of CBSI's News Releases containing these announcements are attached as exhibits to this report.



Item 7.  Financial Statements and Exhibits
------------------------------------------

        (a)  Financial statements - not applicable.

        (b)  Pro forma financial information - not applicable.

        (c)  Exhibits:

        (20) News releases issued by Columbia Banking System, Inc. dated October 23, 1997.

                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLUMBIA BANKING SYSTEM, INC.
                                        (Registrant)


Date:  October 24, 1997         By:    /s/ W.W. Philip
                               -----------------------------------------
                                       W.W. Philip, President and
                                       Chief Operating Officer

                                 Exhibit (20)

                           ( Columbia Banking System
                             letterhead appears hear)




                                                   FOR IMMEDIATE RELEASE
                                                   ---------------------
                                                       October 23, 1997

Contacts:	W. W. Philip, President, (253)305-1993
		Kristen Kopay, Corporate Communications, (253)305-1965


                 COLUMBIA BANKING SYSTEM CHAIRMAN A. G. ESPE
                  IN SERIOUS CONDITION AT SWEDISH HOSPITAL


TACOMA, Washington---A. G. Espe, Chairman of the Board and Chief Executive Officer of Columbia Banking System, Inc., is in serious condition at Swedish Hospital, the Company said today.

Mr. Espe was diagnosed with lung cancer in late 1996, with a prognosis for a good recovery. He has been undergoing treatment since that time and was responding well.

His condition has significantly worsened. He was admitted to the hospital due to complications from the ongoing treatments and it was discovered that the cancer had spread. Mr. Espe is continuing to undergo chemotherapy.

Mr. W. W. Philip, President and Chief Executive Officer of Columbia Bank was appointed by the Company's Board of Directors yesterday to assume the duties of Chairman of the Company in Mr. Espe's absence, as well as continuing his duties as Chief Operating Officer of the Company. The lending and retail banking functions of the Bank continue under the leadership of Executive Vice Presidents Hal Russell and Melanie Dressel, respectively.

Columbia Banking System (Nasdaq: COLB) is a Tacoma, Washington-based bank holding company which operates Columbia Bank, a state-chartered full-service commercial bank with 18 branch offices in Pierce, King and Cowlitz counties.

                                      ###

                           ( Columbia Banking System
                             letterhead appears hear)



                                                       FOR IMMEDIATE RELEASE
                                                      ----------------------
                                                          October 23, 1997


Contacts:	W. W. Philip, President, (253)305-1993
		Kristen Kopay, Corporate Communications, (253)305-1965


            COLUMBIA BANKING SYSTEM REPORTS THIRD QUARTER RESULTS:
               RECORD EARNINGS AND STRONG OVERALL PERFORMANCE


TACOMA, Washington---Columbia Banking System, Inc. (Nasdaq: COLB) today announced strong third quarter results with record earnings and solid balance sheet growth. Net income for the third quarter of 1997 was $1.9 million, or $0.34 per share, compared with $483,000, or $0.12 per share, for the third quarter of 1996. Net income for the nine months ended September 30, 1997 was $4.8 million, or $0.85 per share, compared with $2.3 million, or $0.61 per share, for the same period in 1996.

During 1996, the Company had no federal income tax provision for the three months and nine months ended September 30 due to utilization of net operating loss carryforwards. Additionally, during the third quarter of last year, federal legislation designed to recapitalize the Savings Association
Insurance Fund ("SAIF") of the FDIC resulted in a one-time charge to Columbia's third quarter 1996 earnings of $612,000. On a comparable fully taxed basis, net income for the third quarter of 1997 increased to $1.9 million from $723,000 in 1996, excluding the SAIF assessment. Using the same basis for comparison, net income for the nine months ended September 30, 1997, more than doubled to $4.8 million from $1.9 million.

Columbia Banking System's total assets reached $710.3 million at September 30, 1997, an increase of 21% over $588.9 million at December 31, 1996. Strong third quarter loan demand resulted in portfolio growth of 27%, to $565.5 million at September 30, 1997, from $446.1 million at year-end 1996. Nonperforming assets are currently 0.11% of total assets. Deposits totaled $601.5 million at the end of the third quarter, up 22% from $493.2 million at December 31, 1996.

During the third quarter, the Company made announcements regarding the pending acquisitions of Cascade Community Bank, a wholly owned subsidiary of Cascade Bancorp, Inc., and Bank of Fife. Cascade Community Bank, with approximately $87 million in total assets at June 30, 1997, operates three branches in the Auburn/Kent Valley of south King County. Bank of Fife operates one banking office in downtown Fife (Pierce County), with assets totaling approximately $33 million at June 30, 1997. Both of these transactions are scheduled to close during the fourth quarter of 1997.

The Cascade and Fife transactions will be Columbia's first bank acquisitions. Going forward, the Company will continue to carry out its expansion strategy through a combination of internal growth and acquisitions.

"All of the Company's growth experienced thus far has been the result of internal expansion efforts," noted W. W. Philip, President and Chief Executive Officer of Columbia Bank. "With our upcoming acquisitions, Columbia Bank's branch network will total 22 offices in 3 counties by year-end, allowing for a significant jump in market share in new markets. Also by that time, construction will be nearing completion on 2 more offices in Tacoma. Our ongoing plans are to focus simultaneously on establishing the Bank's presence in new markets while strengthening our presence in existing ones."

Columbia Banking System is a Tacoma, Washington-based bank holding company which operates Columbia Bank, a state-chartered full-service commercial bank with 18 branch offices in Pierce, King and Cowlitz counties.

                                        ###

CONSOLIDATED STATEMENTS OF OPERATIONS
Columbia Banking System, Inc.

				    Three Months Ended     Nine Months Ended
				       September 30,          September 30,
(in thousands except per share)      1997       1996        1997       1996
-----------------------------------------------------------------------------
Interest Income
Loans                              $12,730    $ 9,275     $34,694    $26,218
Securities available for sale          773        491       2,228      1,317
Deposits with banks                    198        275         807        603
-----------------------------------------------------------------------------
Total interest income               13,701     10,041      37,729     28,138

Interest Expense
Deposits                             5,334      4,230      15,010     11,823
Federal Home Loan Bank advances        509        526       1,337      1,410
Other borrowings                                   24                    149
-----------------------------------------------------------------------------
Total interest expense               5,843      4,780      16,347     13,382

Net Interest Income                  7,858      5,261      21,382     14,756
Provision for loan losses              499        330       2,105      1,090
-----------------------------------------------------------------------------
Net interest income after
 provision for loan losses           7,359      4,931      19,277     13,666

Noninterest Income
Service charges and other fees         818        611       2,464      1,759
Mortgage banking                       224        152         519        460
Gains on sale of loans                                      1,035
Credit card fees and other             772        627       2,121      1,644
-----------------------------------------------------------------------------
Total noninterest income             1,814      1,390       6,139      3,863

Noninterest Expense
Compensation and employee benefits   2,927      2,205       8,199      5,832
Occupancy                              786        889       2,586      2,505
Professional Services                  135        146         360        424
Advertising and promotion              256        209         758        583
Printing and supplies                  129        102         429        294
Regulatory premiums and assessments     48        130         134        314
Data processing                        350        211         886        574
Gains on, and net cost of,
 real estate owned                      (2)                    82
Other                                1,710      1,334       5,068      4,068
SAIF special assessment                           612                    612
-----------------------------------------------------------------------------
Total noninterest expense            6,339      5,838      18,502     15,206

Income before income taxes           2,834        483       6,914      2,323
Provision for income taxes             908                  2,102
-----------------------------------------------------------------------------
Net Income                         $ 1,926    $   483     $ 4,812    $ 2,323
=============================================================================

Per share (on average shares outstanding):
  Net Income                       $  0.34    $  0.12     $  0.85    $  0.61
  Fully diluted net income            0.34       0.12        0.85       0.61
Average number of common and common
  equivalent shares outstanding      5,703      3,884       5,668      3,786
Fully diluted average common and common
  equivalent shares oustanding       5,703      3,884       5,697      3,786

See accompanying notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.

                                          						   September 30,  December 31,
(in thousands)                                          1997          1996
-----------------------------------------------------------------------------
Assets
Cash and due from banks                              $  38,993    $  32,092
Interest-earning deposits with banks                    23,734       38,086
Securities available for sale:
  U.S. Treasury & Government Agencies                   38,540       30,481
  Mortgage-backed                                        9,216       10,760
  FHLB stock                                             4,540        4,248
-----------------------------------------------------------------------------
   Total securities available for sale                  52,296       45,489
Loans held for sale                                      4,790       11,341
Loans                                                  565,498      446,095
   Less: allowance for loan losses                       5,625        4,504
-----------------------------------------------------------------------------
  Loans, net                                           559,873      441,591
Interest Receivable                                      4,276        3,347
Premises and equipment, net                             20,439       15,250
Real estate owned                                          301           40
Other                                                    5,626        1,680
-----------------------------------------------------------------------------
Total Assets                                          $710,328     $588,916
=============================================================================

Liabilities and Shareholders' Equity
Deposits:
  Noninterest-bearing                                 $116,963     $ 83,983
  Interest-bearing                                     484,541      409,239
-----------------------------------------------------------------------------
    Total Deposits                                     601,504      493,222
Federal Home Loan Bank advances                         37,000       32,000
Other liabilities                                        7,478        4,734
----------------------------------------------------------------------------
    Total liabilities                                  645,982      529,956
Shareholders' equity:
 Preferred stock (no par value)
   Authorized, 2,000,000 shares;
   None outstanding
			  September 30, December 31,
 Common stock (no par value)  1997         1996
			    ---------   ----------
   Authorized shares         11,000       10,000
   Issued and outstanding     5,511        5,185        60,975       56,340
 Retained Earnings                                       3,365        2,694
 Unrealized losses on securities
   available for sale, net of tax                            6          (74)
-----------------------------------------------------------------------------
    Total shareholders' equity                          64,346       58,960
-----------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity            $710,328     $588,916
=============================================================================

Columbia Banking System, Inc.
Financial Statistics
(dollars in thousands, except per share amounts)

                                Three Months Ended        Nine Months Ended
                                   September 30,             September 30,
                                 1997        1996           1997        1996
                              ---------   ---------      ---------   ---------
Earnings:
    Net interest income       $  7,858    $  5,261       $ 21,382    $ 14,756
    Provision for loan losses      499         330          2,105       1,090
    SAIF special assessment                    612                        612
    Net income *                 1,926         483          4,812       2,323

Per share:
    Net income                    0.34        0.12           0.85        0.61

Averages:
    Total assets               677,119     505,602        632,228     467,424
    Earning assets             623,909     474,380        584,365     437,503
    Loans                      559,735     421,009        516,183     392,590
    Deposits                   569,753     428,622        532,826     394,924
    Shareholders' equity        63,861      35,543         62,002      33,501

Financial Ratios:
Return on average assets          1.13 %      0.38 %         1.02 %      0.66 %
Return on average equity         11.97        5.39          10.38        9.24
Net interest margin               5.00        4.40           4.89        4.49
Average equity to average assets  9.43        7.03           9.81        7.17


                             September 30,    September 30,       December 31,
                                 1997             1996               1996
                             -----------      ------------        -----------
Period-end:
    Total assets              $ 710,328        $ 530,854        $ 588,916
    Loans                       565,498          431,772          446,095
    Allowance for loan losses     5,625            4,348            4,504
    Deposits                    601,504          454,500          493,222
    Shareholders' equity         64,346           36,876           58,960

Book value per share              11.68             9.47            10.83

Nonperforming assets:
    Nonaccrual loans                492            1,379            2,227
    Restructured loans               22              152               25
    Real estate owned               301                0               40
                             ------------       ----------      -----------
 Total nonperforming assets   $     815        $   1,531        $   2,292
                             ============       ==========      ===========

Nonperforming assets to
  period-end assets:               0.11 %           0.29 %           0.39 %

* During 1996, the Company benefited from utilization of its net operating loss carryforwards for federal income tax purposes. Therefore, the Company had no federal income tax provision for the first nine months of 1996. Had earnings been fully taxed, net income for the three and nine months ended September 30, 1996, would have been $319,000 and $1.5 million, respectively.